EXHIBIT 23.2
                                                ----------------


                    INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-31103 of Sun World International, Inc. on Form S-4 of our report dated September 20, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph referring to Sun World's bankruptcy and reorganization) with respect to the consolidated financial statements of Sun World International, Inc. for the years ended December 31, 1995 and 1994, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/  DELOITTE & TOUCHE LLP
---------------------------
       Deloitte & Touche LLP


Fresno, California
October 6, 1997